UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

VIRTUS OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 806-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The sole purpose of this amendment on Form 8-K/A (the “Amendment”) to the Current Report on Form 8-K filed on May 26, 2015 and amended on July 22, 2015 (the “Original Form 8-K”) by Virtus Oil and Gas Corp. (the “Company”) is to reflect (i) the issuance of the Second Additional Convertible Note (as defined below) and (ii) the Reducible Principal Amount (as defined below) with respect to the Initial Convertible Note (as defined below) and First Additional Convertible Note (as defined below). Except as described in this Amendment, no other changes have been made to the Original Form 8-K. The Original Form 8-K continues to speak as of the date of the Original Form 8-K, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Form 8-K other than as expressly indicated in this Amendment.

Item 1.01— Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 21, 2015, Virtus Oil and Gas Corp. (the “Company”) entered into a securities purchase agreement dated May 21, 2015 (the “Purchase Agreement”), with Himmil Investments, Ltd. (the “Investor”). Subject to the terms and conditions of the Purchase Agreement, the Company sold the Investor (i) in May 2015 a convertible note in a principal amount of $250,000 (for a purchase price of $350,000) bearing interest at an annual rate of 7%, and maturing on May 20, 2016 (the “Initial Convertible Note”), (ii) an additional convertible note in June 2015 in a principal amount of $250,000 (for a purchase price of $500,000) bearing interest at an annual rate of 7%, and maturing on June 21, 2016 (the “First Additional Convertible Note”), and (iii) an additional convertible note on August 11, 2015 in a principal amount of $300,000 bearing interest at an annual rate of 7%, and maturing on August 10, 2016 (the “Second Additional Convertible Note” and, together with the First Additional Convertible Note and Initial Convertible Note, the “Convertible Notes”).

With respect to the Initial Convertible Note, $100,000 of the purchase price of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount, the “Reducible Principal Amount”) was automatically extinguished (without any cash payment by the Company) as the Company filed a registration statement with the Securities and Exchange Commission (the “SEC”) prior to July 5, 2015, covering the resale by the Investor of shares of the common stock issuable upon conversion of the Initial Convertible Note, the resale registration statement was declared effective by the SEC on August 11, 2015, prior to the deadline of September 8, 2015, and no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, occurred prior to the effective date. With respect to the First Additional Convertible Note, a $250,000 Reducible Principal Amount of the purchase price of the First Additional Convertible Note was automatically extinguished (without any cash payment by the Company) as the Company filed a registration statement with the SEC prior to July 5, 2015, covering the resale by the Investor of shares of the common stock issuable upon conversion of the First Additional Convertible Note, the resale registration statement was declared effective by the SEC on August 10, 2015, prior to the deadline of September 8, 2015, and no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, occurred prior to the effective date. Accordingly, the aggregate principal amount of the issued and outstanding Convertible Notes is $800,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtus Oil and Gas Corp.

Date: August 13, 2015	By:	/s/ M. Rupert Ireland
M. Rupert Ireland
President and Chief Executive Officer

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